Exhibit 10.2
LIMITED WAIVER AGREEMENT
THIS LIMITED WAIVER AGREEMENT dated as of February 26, 2024 (this “Agreement”) is entered into among James River Group Holdings, Ltd., a Bermuda company (“JRGH”), JRG Reinsurance Company Ltd., a regulated insurance company domiciled in Bermuda (“JRG RE” and, together with JRGH, each a “Borrower” and, collectively, the “Borrowers”), and BMO Bank N.A. (formerly known as BMO Harris Bank N.A.), a national banking association, as Lender (“Lender”).
WHEREAS, the Borrowers and the Lender are parties to the Credit Agreement dated as of August 2, 2017 (as previously amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, pursuant to Section 6.15 of the Credit Agreement, each Insurance Subsidiary is required to maintain a Best Rating of at least “A-”;
WHEREAS, the Borrowers have notified the Lender that Best has downgraded the financial strength rating of JRG RE from “A-” to “B++”, resulting in an Event of Default under Section 7.01(d)(i) of the Credit Agreement by reference to Section 6.15 of the Credit Agreement (the “Subject Default”).
WHEREAS, the Borrowers have requested, and the Lender has agreed to grant, a waiver of the Subject Default as set forth herein.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:
SECTION 1.    LIMITED WAIVER.
(a)    Subject to the terms, conditions and limitations of this Agreement, including, without limitation, Section 2, below, the Lender hereby waives the Subject Default solely with respect to the Borrowers permitting the Best Rating of JRG RE to be lower than “A-”. The waiver provided for pursuant to the immediately preceding sentence (the “Subject Waiver”) shall not be construed to apply to the Borrowers’ performance of (or failure to perform) the covenant set forth in Section 6.15 in all other instances except for the Subject Default, including with respect to any Insurance Subsidiary other than JRG RE.
(b)    The Subject Waiver (i) is limited to its express terms, (ii) shall not be deemed to be a waiver of any Default or Event of Default that may have existed on or prior to the date hereof, or of any Default or Event of Default that may hereafter arise, (iii) is not intended to, and shall not, establish any course of dealing among the Borrowers and the Lender that is inconsistent with the express terms of the Credit Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of the Lender under the Credit Agreement, and (v) shall not be construed as an agreement or understanding by the Lender to grant any waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any of the other Loan Documents except as expressly described in this Agreement.

(c)    The Subject Waiver shall expire if the requirement under Section 6.15 of the Credit Agreement is not satisfied with respect to JRG RE on or before March 1, 2025 unless extended in writing by the parties to this Agreement. Upon a sale of JRG RE by JRGH to a third party purchaser, JRG RE will no longer be an Insurance Subsidiary and the requirements under Section 6.15 of the Credit Agreement will be satisfied and the Subject Default will no longer be continuing.
2.    WAIVER EFFECTIVE DATE; CONDITIONS PRECEDENT; CERTIFICATIONS.
(a)    The Subject Waiver set forth in Section 1(a) above shall not be effective until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Waiver Effective Date”):
(i)    the Borrowers and the Lender shall have executed and delivered this Agreement;
(ii)     the Lender shall have received from the Borrowers for the Fiscal Quarter ended December 31, 2023, their Consolidated balance sheet as of the end of such Fiscal Quarter and the related statements of income and cash flows for such Fiscal Quarter and for the then elapsed portion of the such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as (A) reflecting all adjustments (which adjustments are normal and recurring unless otherwise disclosed) necessary for a fair presentation of the results for the period covered and (B) if the Parent is an SEC reporting company (or equivalent under foreign Law), having been prepared in accordance with the applicable rules of the SEC (or foreign equivalent) or, otherwise, having been prepared in accordance with GAAP;
(iii)    the Lender shall have received from the Borrowers a Consolidated budget for the Fiscal Year ending December 31, 2024, and any forecasts and projections of the Borrowers, in form reasonably acceptable to the Administrative Agent;
(iv)    a waiver of the Subject Default under the Third Amended and Restated Credit Agreement dated as of July 7, 2023 among the Borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders party thereto, shall have been executed, delivered and effective, and a copy of such waiver agreement shall have been delivered to the Lender; and
(vi)    the Lender shall have received such approvals, documents or materials as it may reasonably request.

(b) Loan Party Certifications. Each Borrower hereby certifies to the Lender that, as of the Waiver Effective Date, and after giving effect to the waiver provided for in Section 1(a) above, (i) the representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (ii) no event or condition has occurred and is continuing that constitutes a Default or Event of Default.
3.    RELEASE
(a)    Each of the Borrowers further acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by the Lender of the full amount of the Loans and other obligations of the Loan Parties under the Credit Agreement and the other Loan Documents.
(b)    Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against the Lender or its enforcement of the Credit Agreement, any Payment Guaranty or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of the Lender’s entering into this Agreement, each Borrower irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.
4.    MISCELLANEOUS.
(a)    Continuing Effectiveness, etc. This Agreement shall be strictly limited to its terms. In this Agreement, the Lender waives no Default or Event of Default, whether presently or subsequently existing except for the Subject Default. The Loan Documents are ratified and confirmed and shall continue in full force and effect notwithstanding the Subject Default. The Borrowers agree that the Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).
(b)    No Other Modifications. Except as expressly provided in this Agreement, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

(c)    Confirmation of Obligations. Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to the Lender under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to the Lender according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender of the Debt and other obligations of such Borrower to it under and pursuant to the Credit Agreement or any of the other Loan Documents.
(d)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or email transmission a signature page of this Agreement signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.
(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, and shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns.
(f)    Loan Document. Upon the effectiveness of this Agreement, this Agreement shall be a Loan Document.
(g)    Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.
(h)    No Third-Party Beneficiaries. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Waiver Agreement and all third-party beneficiary rights are hereby expressly disclaimed.
(i)    Headings. (Section headings herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
(j)    Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers and the Lender have hereunto set their hands as of the date first above written.

BORROWERS

JAMES RIVER GROUP HOLDINGS, LTD.

By: /s/ Sarah Doran
Name: Sarah Doran
Title: Chief Financial Officer

JRG REINSURANCE COMPANY LTD.

By: /s/ Allan Defante
Name: Allan Defante
Title: Chief Financial Officer
[Signature page to Limited Waiver Agreement]

Lender

BMO BANK N.A.

By: /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director
[Signature page to Limited Waiver Agreement]